Exhibit 12.1

Christopher A. Wilson

Partner

CWilson@securitieslegal.com

Licensed in California

William L. Horn

Partner

William@securitieslegal.com

Licensed in California

Kacilyn Broker

associate

kbroker@securitieslegal.com

Licensed in California

www.securitieslegal.com

Gilbert J. Bradshaw

Partner

Gil@securitieslegal.com

Licensed in New York

Monique Saugstad

Of Counsel

monique@securitieslegal.com

Licensed in New Jersey

Javiera P. Salamanca

International Counsel

Javiera@securitieslegal.com

Licensed in Chile

November 22, 2023

IdentifySensors Biologics Corp.

20600 Chagrin Blvd., Suite 450,

Shaker Heights, Ohio 44122

Ladies and Gentlemen:

With respect to the Pre-Effective Amendment No. 1 to that Offering Statement on Form 1-A/A (CIK No. 0001817371) (the “Offering Statement”) being filed with the Securities and Exchange Commission by IdentifySensors Biologics Corp., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the offering of up to 11,111,111 shares of Common Stock of the Company, $0.0001 par value (the “Common Stock”), we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Offering Statement. We have reviewed the Company’s Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Offering Statement and the issuance of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or “blue sky” laws of the states in which the shares are to be offered for sale, the 11,111,111 shares of Common Stock that are being registered for sale by the Company pursuant to the Offering Statement have been (or will be, upon issuance by the Company to the purchasing Stockholders as described in the Offering Statement) validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Offering Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Offering Statement.

Very truly yours,

/s/ Corporate Securities Legal, LLP

CORPORATE SECURITIES LEGAL LLP

Main Office: 18818 Teller Avenue, Suite 115, Irvine, CA 92612

New York Office: 45 Rockefeller Plaza, Suite 200, New York, NY 10111

Tel: (917) 830-6517 / Fax: (917) 791-8877